Exhibits
                                                                    Item 6 (a) G
                                                                    Page 1 of 2

          JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARY COMPANIES
                    CAPITALIZATION AND CAPITALIZATION RATIOS
                              ACTUAL AND PRO FORMA
                                 MARCH 31, 2002

                                 (IN THOUSANDS)



                                      Actual              Pro Forma
                                -----------------    ------------------
                                   Amount     %         Amount      %
                                ----------  -----    ----------   -----
Long-term debt (1)              $1,221,129   26.4     $1,067,629   23.0
Transition bonds                       -       -         306,900    6.6
Company-obligated
 mandatorily redeemable
 preferred securities              125,250    2.7        125,250    2.7
Preferred stock (2)                 68,350    1.5         12,649    0.3
Common stockholder's equity      3,203,866   69.4      3,136,997   67.4
                                ----------  -----     ----------  -----

      Total                    $ 4,618,595  100.0    $ 4,649,425  100.0
                                ==========  =====     ==========  =====



(1)   Includes securities due within one year of $15 (Actual and Pro Forma).
(2)   Includes securities due within one year of $10,833 (Actual only).


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                                                                    Exhibits
                                                                    Item 6 (a) G
                                                                    Page 2 of 2

                   FIRSTENERGY CORP. AND SUBSIDIARY COMPANIES
                    CAPITALIZATION AND CAPITALIZATION RATIOS
                              ACTUAL AND PRO FORMA
                                 MARCH 31, 2002

                                 (IN THOUSANDS)



                                    Actual             Pro Forma
                              -----------------    ------------------
                                 Amount     %         Amount      %
                              ----------  -----    -----------  -----
Long-term debt (1)          $14,379,860   62.2    $14,226,360   61.3
Transition bonds                    -       -         306,900    1.3
Subsidiary-obligated
 mandatorily redeemable
 preferred securities           529,450    2.3        529,450    2.3
Preferred stock (2)             755,964    3.3        700,263    3.0
Common equity                 7,436,518   32.2      7,447,894   32.1
                             ----------  -----    -----------  -----

      Total                 $23,101,792  100.0    $23,210,867  100.0
                             ==========  =====     ==========  =====



(1)  Includes  securities  due  within  one  year of  $1,782,591.
(2) Includes securities due within one year of $210,443 (Actual) and $199,610 (Pro Forma).